Exhibit 10.1

Execution Version

WAYSTAR HOLDING CORP.

STOCKHOLDER AND LOCKUP AGREEMENT

Dated as of July 23, 2025

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		1
1.1	Certain Matters of Construction	1
1.2	Definitions	2

ARTICLE II COVENANTS AND CONDITIONS		7
2.1	Restrictions on Transfers	7
2.2	Board of Directors	8
2.3	Confidentiality	9

ARTICLE III INDEMNIFICATION AND REIMBURSEMENT OF EXPENSES		10
3.1	Indemnification of the Advent Stockholders	10
3.2	Reimbursement of Expenses	12

ARTICLE IV MISCELLANEOUS		12
4.1	Remedies	12
4.2	Entire Agreement; Amendment; Waiver	12
4.3	Severability	13
4.4	Notices	13
4.5	Binding Effect; Assignment	14
4.6	Governing Law	14
4.7	Termination	14
4.8	Recapitalizations, Exchanges, Etc.	14
4.9	Action Necessary to Effectuate the Agreement	14
4.10	Purchase for Investment; Legend on Certificate	14
4.11	Effectiveness of Transfers	15
4.12	Additional Stockholders	15
4.13	Other Business Opportunities	16
4.14	No Waiver	17
4.15	Costs and Expenses	17
4.16	Counterparts	17
4.17	Headings	17
4.18	Third Party Beneficiaries	17
4.19	Consent to Jurisdiction	17
4.20	WAIVER OF JURY TRIAL	18
4.21	Representations and Warranties	18
4.22	Consents, Approvals and Actions	19
4.23	No Third Party Liabilities	19

i

4.24	Aggregation of Securities	19
4.25	Independent Nature of Stockholders’ Obligations and Rights	20
4.26	Effectiveness	20

EXHIBITS AND ANNEXES

EXHIBIT A	–	STOCKHOLDER LIST
EXHIBIT B	–	ComPETITORS LIST
Annex I	–	Form of Joinder Agreement
ANNEX II	–	FORM OF SPOUSAL CONSENT

ii

STOCKHOLDER AND LOCKUP AGREEMENT

This Stockholder and Lockup Agreement (as amended, modified, or supplemented from time to time in accordance with its terms, this “Agreement”) of Waystar Holding Corp. (together with its successors and permitted assigns, the “Company”), a Delaware corporation, is entered into as of July 23, 2025, by and among (i) the Company, (ii) the Advent Stockholders (as defined below), (iii) the Iodine CEO Stockholder (as defined below), (iv) the Other Stockholders (as defined below) and (v) such other Persons, if any, that from time to time become parties hereto pursuant to Section 4.12.

WHEREAS, as a condition to the closing of the transactions contemplated by the Merger Agreement (as defined below), the Advent Stockholders, the Iodine CEO Stockholder and the Other Stockholders shall enter into a lockup agreement on or before the Closing Date (as defined in the Merger Agreement);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company desires to grant certain director nomination rights to the Advent Stockholders; and

WHEREAS, in connection with such events, the parties hereto desire to provide for certain governance rights and other matters upon the effectiveness of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1           Certain Matters of Construction. In addition to the definitions referred to or set forth below in this ARTICLE I:

(a)                The words “hereof,” “herein,” “hereunder” and words of similar import shall, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b)                The words “include,” “includes” and “including” are deemed to be followed by the words “without limitation”;

(c)                References to Sections and Articles refer to Sections and Articles of this Agreement;

(d)                Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(e)                The masculine, feminine, and neuter genders shall each include the others.

1.2           Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, or any successor act, and the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor act, and the rules and regulations promulgated thereunder.

“Activist Investor” means as of any date, any Person that (i) has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in section 13(d)(3) of the 1934 Act), within the three year period immediately preceding such date, and in each case with respect to the Company, any of its Subsidiaries or any of its or their equity securities (a) publicly made, publicly engaged in or publicly been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the 1934 Act) in any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the 1934 Act and, for the avoidance of doubt, after giving effect to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any equity securities of the Company or any of its Subsidiaries, including in connection with a proposed change of control or other extraordinary or fundamental transaction involving the Company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of the Company or any of its Subsidiaries, in each case, not approved or recommended by the board of directors of the Company or such Subsidiary, (b) publicly called, or publicly sought to call, a meeting of shareholders of the Company or any of its Subsidiaries or publicly initiated any shareholder proposal for action by shareholders of the Company or any of its Subsidiaries (including through action by written consent), in each case, not approved or publicly recommended by the board of directors of the Company or such Subsidiary, (c) formally commenced a “tender offer” (as such term is used in Regulation 14D under the 1934 Act) or exchange offer to acquire the equity securities of the Company or any of its Subsidiaries not approved or publicly recommended by the board of directors of the Company or such Subsidiary, or (d) disclosed any intention, plan, arrangement, or other Contract to do any of the foregoing, or (ii) has been identified on the most recently available “SharkWatch 50” list as of such date or (iii) any Affiliate of any such Person specified in clauses (a) or (b).

“Advent Nominee” shall have the meaning set forth in Section 2.2.

“Advent Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Advent Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be an Advent Stockholder.

“Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the 1933 Act and, with respect to an Advent Stockholder, as applicable, an “affiliate” as defined in Rule 405 of the regulations promulgated under the 1933 Act and any Investment Fund, vehicle, or holding company that is directly or indirectly managed or advised by any Affiliate or discretionary manager or advisor of such Advent Stockholder, as applicable; provided, however, that, for purposes of this Agreement, the Company and its Subsidiaries shall not be an Affiliate of any Stockholder or such Stockholder’s Affiliates.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“BCV Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as BCV Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be a BCV Stockholder.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated under the 1934 Act.

“Beneficial Ownership Requirement” means, as of the applicable time of determination, that the Advent Stockholders continue to Beneficially Own at least 5% of the then-outstanding Common Stock of the Company.

“Board” or “Board of Directors” shall mean the Board of Directors of the Company as the same shall be constituted from time to time.

“Closing Date” shall mean the date the merger contemplated by the Merger Agreement is consummated.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which does not have a preference as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Company Competitor” means (i) any Person that is identified as a competitor of the Company in the Company’s most recently filed Annual Report on Form 10-K, (ii) any Person listed on Exhibit B hereto (as may be amended from time to time by mutual agreement of the Parties hereto), and (iii) any Affiliate of any such Person specified in clause (i) or (ii); provided that (a) a Person or its Affiliates shall not be deemed to be a Company Competitor solely as a result of such Person making a passive investment into an investment fund or other passive investment vehicle that otherwise owns, invests in, or controls a Company Competitor and (b) a financial investor or any Affiliates of such financial investor shall not be deemed a Company Competitor solely as a result of ownership of or investment in a Company Competitor that such financial investor and its Affiliates do not control; provided that for purposes of clause (ii), and the application of the definition of “Affiliate” in this definition, control of a Company Competitor shall mean a Person having in its possession, directly or indirectly, the power to direct or cause the management and policies of a Company Competitor, including by Contract or as the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than fifty percent (50%) of the total combined voting power of such Company Competitor (or the securities of any direct or indirect parent entity of such Company Competitor) or otherwise.

“Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise controlled by the Company.

“Fall-Away of Advent Board Rights” shall mean the first day on which the Beneficial Ownership Requirement is not satisfied.

“Immediate Family” shall mean with respect to an individual, any spouse, domestic partner designated in good faith by such individual, sibling, lineal descendant or antecedent, mother-in-law, father-in-law, son-in-law, daughter-in-law, adopted or step child or grandchild of such individual.

“Investment Fund” means (i) a private equity fund, hedge fund, family office, or other investment fund that makes investments in debt or equity securities and/or portfolio companies, (ii) an alternative investment vehicle for a private equity fund, hedge fund, family office, or other investment fund making investments of the type described in the foregoing clause (i), and/or (iii) any Person directly or indirectly controlled by, or under common control with, any private equity fund, hedge fund, family office, or other investment fund (or group of Affiliated private equity funds, hedge funds, family offices, or other investment funds) described in the foregoing clauses (i) and (ii), and/or any general partner or managing member who is an Affiliate of any of the foregoing.

“Iodine CEO Stockholder” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) the Person who is listed as the Iodine CEO Stockholder on Exhibit A hereto, including any trust or other estate planning vehicle of such Person and any trust for the benefit of, or other entity that is Beneficially Owned by, solely such Person and the members of such Person’s Immediate Family and (ii) his or her Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be the Iodine CEO Stockholder.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex I attached hereto or such other form as may be agreed by the Company.

“Law” shall have the meaning as set forth in Section 2.3.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of July 23, 2025, by and among the Company, Morton Merger Sub 1, Inc., Isotope Holding, LLC, Iodine Software Parent, LLC, Iodine Software Holdings, Inc. and Shareholder Representative Services LLC, as the same may be amended, supplemented or otherwise modified from time to time.

“Michael Kadyan Stockholders” shall mean, in each case, only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Michael Kadyan Stockholders on Exhibit A hereto and (ii) their Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be a Michael Kadyan Stockholder.

“Necessary Action” shall mean:

(i)                 with respect to the Company or any other party to this Agreement (other than a Stockholder) and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and are within such party to this Agreement’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling meetings of stockholders, (b) assisting in preparing or furnishing forms of ballots, proxies, consents or similar instruments, if applicable, in each case, with respect to shares of Common Stock, and facilitating the collection or processing of such ballots, proxies, consents, or instruments, (c) executing agreements and instruments, (d) making, or causing to be made, with any government, governmental department or agency, or political subdivision thereof, all filings, registrations, or similar actions that are required to achieve such result, and (e) nominating or appointing, or taking steps to cause the nomination or appointment of, certain Persons (including to fill vacancies) and providing the highest level of support for the election or appointment of such Persons to the Board or any committee thereof, including in connection with the annual or special meeting of stockholders of the Company, and

(ii)                with respect to a Stockholder and a specified result, (a) attending, in person or by proxy, all meetings of the shareholders of the Company, and (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock held by such Stockholder, in each case, necessary to cause such result.

“Other Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Other Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be an Other Stockholder.

“Permitted Transfer” shall mean:

(i)                 a Transfer of Shares by any Advent Stockholder, BCV Stockholder or Silversmith Stockholder to (a) any Affiliate of such Advent Stockholder, BCV Stockholder or Silversmith Stockholder, (b) any Investment Fund or alternative investment vehicle, directly or indirectly, affiliated with, or managed or sponsored by, such Advent Stockholder, BCV Stockholder or Silversmith Stockholder, or (c) any of the partners, members, or Affiliates of such Advent Stockholder, BCV Stockholder or Silversmith Stockholder or any of the foregoing;

(ii)                with respect to any Stockholder (other than any Advent Stockholder, BCV Stockholder or Silversmith Stockholder) that is not a natural person, an Affiliate of such Stockholder so long as such Affiliate is either (a) wholly-owned by such Stockholder or (b) directly or indirectly wholly-owns such Stockholder; and

(iii)               with respect to any Stockholder (other than any Advent Stockholder, BCV Stockholder or Silversmith Stockholder) that is a natural person or any trust or other estate planning vehicle of a natural person, (a) upon the death of such person, such person’s estate, heirs, beneficiaries, executors, legatees, distributees, and administrators, (b) upon the permanent disability of such person in such a manner that such person is incapable of managing his or her own finances, assets, and affairs, such person’s conservator or other similar administrators, or (c) a trust for the benefit of, or other entity that is Beneficially Owned by, solely such Stockholder and the members of the Stockholder’s Immediate Family; provided that, in the cases of clauses (a), (b), and (c) above, any Transfer of interests is for bona fide inheritance or estate planning purposes;

provided that no Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred executes and delivers to the Company a Joinder Agreement and agrees to be bound hereunder in the same manner and to the same extent as the Stockholder from whom the Shares were transferred as provided for in Section 4.12. On subsequent transfers by a Permitted Transferee, the determination of whether the transferee is a Permitted Transferee shall be determined by reference to the Stockholder who was an original party to this Agreement, not by reference to the transferring Permitted Transferee in such subsequent transfer. If at any time after a Permitted Transfer, a transferee ceases to be a Permitted Transferee of the Stockholder who transferred the Shares to the transferee, then such transferee must transfer the Shares to such original Stockholder or a Permitted Transferee of such original Stockholder as promptly as practicable. No Permitted Transfer shall conflict with or result in any violation of a judgment, order, decree, statute, law, ordinance, rule, or regulation.

“Permitted Transferee” shall mean any Person who shall have acquired and who shall hold Shares pursuant to a Permitted Transfer.

“Person” shall mean any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Proprietary Information” shall have the meaning as set forth in Section 2.3.

“register”, “registered”, and “registration” shall mean a registration effected pursuant to a registration statement filed with the SEC (a “Registration Statement”) in compliance with the 1933 Act.

“Representatives” shall have the meaning as set forth in Section 2.3.

“Restricted Period” shall mean the period beginning on the Closing Date and ending at (i) with respect to Shares Beneficially Owned by Advent Stockholders and the Iodine CEO Stockholder, 12:01 am, New York time, on the 18-month anniversary of the Closing Date, (ii) with respect to Shares Beneficially Owned by the Michael Kadyan Stockholders, 12:01 am, New York time, on the 12-month anniversary of the Closing Date, and (iii) with respect to Shares Beneficially Owned by the Other Stockholders (other than the Michael Kadyan Stockholders), 12:01 am, New York time, on the six month anniversary of the Closing Date.

“SEC” shall mean the United States Securities and Exchange Commission.

“Shares” shall mean (i) shares of Common Stock held by Stockholders from time to time that were initially issued by the Company in connection with the Merger Agreement or (ii) securities of the Company issued in exchange for, upon reclassification of, or as a dividend or distribution in respect of, the foregoing; provided that, notwithstanding anything herein to the contrary, for purposes of Sections 2.2, 4.2 and 4.21, the term “Shares” shall only include shares of Common Stock held by the applicable Stockholder.

“Silversmith Stockholders” shall mean, in each case only for so long as such Person or Permitted Transferee is a holder of Shares, (i) those Persons who are listed as Silversmith Stockholders on Exhibit A hereto and (ii) their respective Permitted Transferees (other than the Company) who receive Shares from such Person pursuant to a Permitted Transfer as evidenced by an executed Joinder Agreement indicating that such Permitted Transferee will be a Silversmith Stockholder.

“Spousal Consent” shall have the meaning as set forth in Section 4.21(d).

“Stockholders” shall mean the Advent Stockholders, the Iodine CEO Stockholder and the Other Stockholders.

“Subsidiary” with respect to any entity (the “parent”) shall mean any corporation, limited liability company, company, firm, association, or trust of which such parent, at the time in respect of which such term is used, (i) owns directly or indirectly more than fifty percent (50%) of the equity, membership interest, or beneficial interest, on a consolidated basis, or (ii) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity, membership interest, or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers, or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

“Transfer” and “Transferred” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly, and whether or not by operation of law or for value, any Shares or any legal, economic, or beneficial interest therein; provided, however, that (i) a transfer of limited partnership interests, limited liability company interests, or similar interests in any of the Advent Stockholders, BCV Stockholders or Silversmith Stockholders, any other private equity fund or any parent entity or investment holding vehicle with respect to any such Advent Stockholder, BCV Stockholder or Silversmith Stockholder, or private equity fund and (ii) a transfer pursuant to a pledge, lien, or other security interest securing any current, former, or future indebtedness of the Advent Stockholders, BCV Stockholders or Silversmith Stockholders, shall not constitute a Transfer for purposes of this Agreement.

ARTICLE II

COVENANTS AND CONDITIONS

Subject to the provisions of Section 4.7 relating to the termination of certain provisions of this Agreement, the following covenants and conditions shall apply.

2.1           Restrictions on Transfers.

(a)                General Transfer Restrictions. Each Stockholder hereby agrees with the Company, severally and not jointly, that until the end of the applicable Restricted Period, without the prior consent of the Board, no Stockholder may Transfer all or any of the Shares owned by such Stockholder to any Person other than to a Permitted Transferee. Any attempted Transfer of Shares by a Stockholder not permitted by this Section 2.1 shall be null and void, and the Company shall not in any way give effect to such impermissible Transfer. After the expiration of the applicable Restricted Period, there shall be no restrictions on a Transfer of Shares pursuant to this Agreement; provided that each Stockholder agrees with the Company that it may not, whether prior to, on, or after the end of the applicable Restricted Period, directly and knowingly Transfer any Shares to any Person or Group who is to the actual knowledge of the transferring Stockholder an Activist Investor or a Company Competitor (except, for the avoidance of doubt, (x) as approved by the Board, (y) any underwritten transaction, or (z) any transaction through a broker).

(b)                Transferred Shares Subject to Transfer Restrictions. During the Restricted Period, except for Transfers (i) to the Company or (ii) with the prior consent of the Board, all Shares Transferred by Stockholders following the date hereof shall remain subject to the Transfer restrictions of this Agreement and each intended transferee pursuant to this Section 2.1 shall execute and deliver to the Company a Joinder Agreement, which shall evidence such transferee’s agreement that any such Shares intended to be Transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Stockholder hereunder.

(c)                Rule 144 Transfers. After the six (6)-month anniversary of the Closing, the Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 adopted under the 1933 Act, as set forth in paragraph (c) thereof, shall be satisfied, including by delivering any required instruction letters, representation letters, legal opinions and any other ancillary certificates or documentation to its transfer agent.

2.2           Board of Directors.

(a)                Following the Closing Date, for so long as the Advent Stockholders collectively meet the Beneficial Ownership Requirement, the Advent Stockholders shall have the right, but not the obligation, to nominate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, one (1) individual nominated by the Advent Stockholders (such person, an “Advent Nominee”). Promptly following the Closing Date, the Board shall take all Necessary Action to cause the Advent Nominee to be appointed as a member of the Board. The initial Advent Nominee shall serve as a Class II director. Following the appointment of the initial Advent Nominee and until the Fall-Away of Advent Board Rights, the Company shall take all Necessary Action to include the Advent Nominee in the applicable slate of nominees recommended by the Company for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, provided that, notwithstanding any other provision in this Agreement, there shall not be more than one (1) Advent Nominee serving as a member of the Board at any time. The Advent Nominee shall serve on such committees of the Board as the Board may elect and on which the Advent Nominee agrees to serve from time to time. The Advent Nominee shall benefit from the indemnification provisions set forth in the certificate of incorporation and bylaws of the Company and the D&O indemnification agreement in substantially the same form as the other members of the Board have entered into with the Company.

(b)                Upon the occurrence of the Fall-Away of Advent Board Rights, the Advent Nominee shall immediately resign, and the Advent Stockholders shall take all necessary action to cause the Advent Nominee to offer to tender their resignation at least sixty (60) days prior to the expected date of the Company’s next annual meeting of stockholders for which the Company has not yet proposed a slate of directors; provided, that, for the avoidance of doubt, such resignation may be made effective as of the last day of the then-current term of such director and the Advent Stockholders shall no longer have any rights under this Section 2.2, including, for the avoidance of doubt, any designation and/or nomination rights under Section 2.2(a).

(c)                The Advent Stockholders shall have the right to nominate to the Board a director to fill any vacancy created by reason of death, removal, or resignation of their Advent Nominee (and the Company shall take all Necessary Action to facilitate the appointment of the person nominated by the Advent Stockholders to fill any such vacancy). Notwithstanding anything to the contrary contained in this Section 2.2(c), the Advent Stockholders shall not have the right to nominate a replacement director to fill any vacancy, and the Company shall not be required to take any action to cause any such vacancy to be filled, if and to the extent that the appointment of such nominee by the Advent Stockholders to the Board would result in more than one (1) Advent Nominee serving as a member of the Board at any time.

(d)                The Company’s obligations with respect to the Advent Nominee pursuant to this Section 2.2 shall be subject to (A) such Advent Nominee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all non-executive directors of the Company and (B) such Advent Nominee meeting all independence requirements of the Nasdaq Global Select Market (excluding any heightened independence standards applicable to audit committee independence). The Advent Stockholders will cause each Advent Nominee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such Advent Nominee’s eligibility and qualification to serve as contemplated hereunder. No Advent Nominee shall be eligible to serve as a director if he or she (x) has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the 1934 Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K under the 1933 Act, (y) is subject to any judgment prohibiting service as a director of any public company, or (z) is not reasonably acceptable to the Board or Nominating and Corporate Governance Committee of the Board. In the event that an Advent Nominee becomes aware that it no longer satisfies all the requirements set forth in (1) the immediately preceding sentence and (2) the first sentence of this Section 2.2(d), the Advent Nominee shall immediately resign, and/or the Advent Stockholders shall immediately cause the Advent Nominee to resign, from the Board effective immediately, and the Advent Stockholders shall be entitled to designate a new Advent Nominee, subject to the terms of this Section 2.2(d). As a condition to the Advent Nominee’s election to the Board or nomination for election as a director of the Company pursuant to this Section 2.2(d), each Advent Nominee must provide to the Company:

(i) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Company’s certificate of incorporation or corporate governance guidelines;

(ii) all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations;

(iii) an undertaking in writing by the Advent Nominee:

a. to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company, in each case, solely to the extent applicable to all other non-executive directors of the Company; and

b. at the reasonable request of the Board to recuse himself or herself from any deliberations or discussion of the Board or any committee thereof to the extent, upon the advice of counsel, the Advent Nominee is not a “disinterested director” within the meaning of the DGCL.

(e)               The composition of the boards of directors and committees of all Subsidiaries of the Company shall be as determined by the Board; provided, that if any representatives of the EQT Stockholders (including any EQT Director Nominees) (in each case, as defined in the Waystar Holding Corp. Stockholders Agreement, dated as of June 10, 2024 (as amended. restated, supplemented or otherwise modified from time to time)) serve on such boards or committees of a Subsidiary of the Company, the Advent Stockholders shall have, and the Company shall take all Necessary Action to give effect to, the rights with respect to any such Subsidiary as are applicable to the Company under this Section 2.2 in respect of the appointment of a number of Advent Nominee(s) to the board of directors of such Subsidiary or committee thereof such that the board of directors of such Subsidiary or committee thereof reflects, to the maximum extent possible, the composition of the Board and its committees required under this Section 2.2.

2.3           Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company and its Subsidiaries (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except that such Proprietary Information may be disclosed (i) by a Stockholder to its Affiliates and their respective directors, managers, officers, employees, and authorized representatives (including attorneys, accountants, consultants, bankers, and financial advisors of such Stockholders or its Affiliates) (collectively, “Representatives”) who need to be provided such Proprietary Information to assist such Stockholder in evaluating or reviewing its investment in securities of the Company; provided that each of such Representatives shall be deemed to be bound by the provisions of this Section 2.3 and such Stockholder shall be responsible for any breach of this Section 2.3 by its Representatives, (ii) by any Advent Stockholder to prospective Permitted Transferees of such Advent Stockholder or the current or prospective lenders, partners, members, or other investors of such Advent Stockholder (or any direct or indirect investor in such Advent Stockholder) or former partners, members, or other investors who retained an economic interest in such Advent Stockholder (or in such investor) to the extent such disclosure is limited to customary disclosures made in the ordinary course of business by an investment fund to its current, prospective, or former investors or equity holders in respect of investments made thereby, including in connection with the disposition thereof; provided that such Advent Stockholder shall be responsible to the Company for any breach of such agreement or obligation by any such partner, member, or other investor, (iii) by a Stockholder to any potential Permitted Transferee that agrees to be bound by the provisions of this Section 2.3 or a confidentiality agreement having restrictions substantially similar to this Section 2.3, and such Stockholder shall be responsible for any breach of this provision or such confidentiality agreement by any such Person, (iv) by any Stockholder or Representative to the extent that the Stockholder or its Representative has received advice from its counsel that it is legally compelled to do so or is required to do so pursuant to a subpoena or other order from a court of competent jurisdiction or other applicable law, rule, regulation, legal, or judicial process or audit or inquiries by a regulator, bank examiner, or self-regulatory organization (collectively, “Law”); provided that prior to making such disclosure, the Stockholder or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Proprietary Information to the extent permitted by Law, including providing prior written notice to and consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, however, that the Stockholder or Representative, as the case may be, discloses only that portion of the Proprietary Information as is, based on the advice of its counsel, legally required, (v) by any Stockholder or Representative in connection with any audit or any examination by a regulator, bank examiner, or self-regulatory organization with regulatory oversight over such Stockholder or Representative; provided that such audit or examination is not specifically directed primarily at the Company, any of its Subsidiaries or the Proprietary Information, (vi) by any Stockholder for any Proprietary Information which is publicly available (other than as a result of dissemination by such Stockholder in breach of this Agreement) or a matter of public knowledge generally, or (vii) by any Stockholder for Proprietary Information that was known to such Stockholder on a non-confidential basis, without, to such Stockholders’ knowledge, breach of any confidentiality obligations to the Company or its Affiliates in respect thereof, prior to its disclosure by the Company or its Affiliates. For the avoidance of doubt, any Advent Nominee may disclose to the Advent Stockholders and their relevant directors, officers, and employees and external compliance, legal, accounting, and tax advisors, any and all information received or observed by him or her in his or her capacity as the Advent Nominee; provided that no such disclosure shall be permitted to the extent it adversely affects the attorney-client privilege.

ARTICLE III

INDEMNIFICATION AND REIMBURSEMENT OF EXPENSES

3.1           Indemnification of the Advent Stockholders.

(a)                The Company will, and will cause its Subsidiaries to, jointly and severally, indemnify, exonerate, and hold the Advent Stockholders and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees, and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees, and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages, and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration, or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) the Advent Stockholders or their Affiliates’ ownership of Shares or the Advent Stockholders or their Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Agreement or any other agreement by such Indemnitee or its Affiliates or other related Persons, or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors, or Affiliates or (y) to the extent such control or the ability to control the Company or any of its Subsidiaries derives from the Advent Stockholders or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets, or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 3.1, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.

(b)                The Company will, and will cause its Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this ARTICLE III, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company and its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the terms of this ARTICLE III, may, without the consent of such Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by the Company or its Subsidiaries.

(c)                The Company acknowledges and agrees that it shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the certificate of incorporation or similar organizational documents, as amended, of the Company, (iii) the bylaws or similar organizational documents, as amended, of the Company, (iv) any director or officer indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Controlled Entity, and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity (clauses (i) through (viii), collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitees agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 3.1(c), entitled to enforce this Section 3.1(c) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 3.1(c) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 3.1(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership, or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d)                The rights of any Indemnitee to indemnification pursuant to this Section 3.1 will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company, any newly formed direct or indirect parent or any direct or indirect Subsidiary or investment holding vehicle with respect to any of the foregoing.

(e)                The Company shall obtain and maintain in effect at all times directors’ and officers’ liability insurance that, for so long as the Advent Stockholders are entitled to designate the Advent Nominee pursuant to Section 2.2(a), is reasonably satisfactory to the Advent Stockholder.

3.2           Reimbursement of Expenses.

(a)                The Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the actual and reasonable out-of-pocket costs and expenses incurred by the Advent Nominee hereunder in connection with such Advent Nominee’s board service (including travel).

(b)                All payments or reimbursement for such costs and expenses pursuant to this Section 3.1 will be made by wire transfer in same-day funds to the bank account designated by such Advent Nominee promptly upon or as soon as practicable following request for reimbursement; provided, however, that such Advent Nominee has provided the Company with such supporting documentation reasonably requested by the Company.

(c)                For the avoidance of doubt, the Advent Nominee shall not be eligible to receive, and will waive all right to receive, any compensation for his or her role as director of the Company, including and director fees or equity grants, other than as provided for in this Section 3.1.

ARTICLE IV

MISCELLANEOUS

4.1           Remedies. The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement, the aggrieved party will be entitled to institute and prosecute a proceeding to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Shares subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the Transfer of such Shares or rescinding any such Transfer). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

4.2           Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibits and Annexes hereto, sets forth the entire understanding of the parties, and as of the date hereof supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof and thereof. The applicable Exhibits and/or Annexes hereto may be amended to reflect changes in the composition of the Stockholders as a result of Permitted Transfers. Amendments to the applicable Exhibits and/or Annexes hereto reflecting Permitted Transfers shall become effective when a Joinder Agreement as executed by any new transferee is filed with the Company. This Agreement may be amended, modified, supplemented, restated, waived, or terminated only upon written consent of the (x) the Company and (y) the holders of a majority of the Shares held by the Stockholders; provided, that any amendment, modification, supplement, waiver or termination that materially and adversely impacts a Stockholder disproportionately relative to the other Stockholders shall require the prior written consent of such materially and adversely disproportionately affected Stockholder, provided, further, that Sections 2.2 and 2.3 and Article III of this Agreement may be amended, modified, supplemented, restated, waived or terminated only upon written consent of (x) the Company and (y) the Advent Stockholders Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

4.3           Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

4.4          Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections, and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) when transmitted via email (including via attached pdf document) to the email address set out below or on Exhibit A if the sender on the same day sends a confirming copy of such notice by a recognized delivery service (charges prepaid) or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, to the respective parties, as applicable, at the address, facsimile number or email address set forth below or on Exhibit A hereto, as applicable (or such other address, facsimile number or email address as any Stockholder may specify by notice to the Company in accordance with this Section 4.4):

(a)            For notices and communications to the Company, to:

Waystar Holding Corp.
1550 Digital Drive, #300

Lehi, Utah 84043

Attention:	Gregory R. Packer
Email:	greg.packer@waystar.com

with a copy to (which shall not constitute actual or constructive notice):

Simpson Thacher & Bartlett LLP
2475 Hanover Street

Palo Alto, CA 94304

Attention:	William B. Brentani

Mark Myott

Email:	wbrentani@stblaw.com

mark.myott@stblaw.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:	Michael T. Holick

Hui Lin

Email:	mholick@stblaw.com

hui.lin@stblaw.com

(b)            for notices and communications to the Advent Stockholders, the Iodine CEO Stockholder or the Other Stockholders, to their respective addresses set forth in Exhibit A.

By notice complying with the foregoing provisions of this Section 4.4, each party shall have the right to change the mailing address for future notices and communications to such party.

4.5          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors, and assigns; provided, however, that no right or obligation under this Agreement may be assigned except as expressly provided herein (including in connection with a Permitted Transfer), it being understood that (i) the Company’s rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company and (ii) the rights of the Stockholders shall be automatically assigned with respect to any Share that is Transferred to a Permitted Transferee thereof; provided that such Permitted Transferee executes a counterpart to this Agreement and becomes bound to the provisions hereof.

4.6          Governing Law. All matters relating to the interpretation, construction, validity, and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

4.7           Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder or any transferee of Shares, the provisions of ARTICLE II (other than Section 2.1 and Section 2.2) shall terminate as to such Stockholder or transferee, when, pursuant to and in accordance with this Agreement, such Stockholder or transferee, as the case may be, no longer owns any Shares; provided that termination pursuant to this Section 4.7 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. This Agreement shall automatically terminate in the event that the transactions contemplated by the Merger Agreement are not consummated or the Merger Agreement is terminated prior to the Termination Date (as such term is defined in the Merger Agreement).

4.8           Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

4.9           Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be reasonably necessary to effect the intent and purposes of this Agreement; provided that no party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable law.

4.10         Purchase for Investment; Legend on Certificate. Each of the Stockholders acknowledges that all of the Shares held by such Stockholder are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of such Shares may be made except in compliance with applicable federal and state securities laws.

(a)                Each certificate (or book entry share) evidencing Shares owned by a Stockholder and which are subject to the terms of this Agreement shall bear the following legend, either as an endorsement or stamped or printed, thereon, or in a notice to the Stockholder or transferee:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel reasonably satisfactory to the Company and its counsel that such registration is not required.”

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholder and Lockup Agreement, dated as of July 23, 2025, as amended and/or restated from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Stockholder and Lockup Agreement. A copy of the Stockholder and Lockup Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

All Shares shall also bear all legends required by federal and state securities laws. The legends set forth in this Section 4.10 shall be removed at the expense of the Company at the request of a Stockholder at any time when they have ceased to be applicable (it being understood that the restriction referred to in the second paragraph of Section 4.10(a) shall cease and terminate only when the provisions of ARTICLE II hereof cease to be applicable to any such Shares).

4.11         Effectiveness of Transfers. No Transfer of Shares by a Stockholder shall be registered on the Company’s books and records, and such Transfer of Shares shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

4.12         Additional Stockholders. Subject to the restrictions on Transfers of Shares contained herein, any Permitted Transferee who is not already a Stockholder acquiring Shares from a Stockholder pursuant to a Permitted Transfer, shall, on or before the Transfer of such Shares, sign a Joinder Agreement and deliver such agreement to the Company, and shall thereby become a party to this Agreement to be bound hereunder as (i) an Advent Stockholder if a Permitted Transferee (other than the Company, or the Iodine CEO Stockholder or an Other Stockholder) of an Advent Stockholder, (ii) the Iodine CEO Stockholder if a Permitted Transferee (other than the Company, or an Advent Stockholder or an Other Stockholder) of the Iodine CEO Stockholder or (iii) an Other Stockholder if a Permitted Transferee (other than the Company, or an Advent Stockholder or the Iodine CEO Stockholder) of an Other Stockholder. Each such additional Stockholder shall be listed on Exhibit A, as amended from time to time.

4.13         Other Business Opportunities.

(a)           Except as otherwise provided in the Company’s certificate of incorporation or bylaws, the parties expressly acknowledge and agree that to the fullest extent permitted by applicable law, at any time that an Advent Nominee is serving as a member of the Board: (i) the Advent Stockholders (including (A) their Affiliates, (B) any portfolio company in which they or any of their affiliated Investment Funds or Affiliates have made a debt or equity investment (and vice versa), and (C) their limited partners, non-managing members or other similar direct or indirect investors) and the Advent Nominee has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director, or shareholder of any other Person, with no obligation to offer to the Company or any of its Subsidiaries the right to participate therein; (ii) the Advent Stockholders (including (A) their Affiliates, (B) any portfolio company in which they or any of their affiliated Investment Funds or Affiliates have made a debt or equity investment (and vice versa), and (C) their limited partners, non-managing members, or other similar direct or indirect investors) and the Advent Nominee may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and (iii) in the event that the Advent Stockholders (in each case, including (A) their Affiliates, (B) any portfolio company in which they or any of their affiliated Investment Funds or Affiliates have made a debt or equity investment (and vice versa), and (C) their limited partners, non-managing members, or other similar direct or indirect investors) or the Advent Nominee acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries, such Person shall have no duty (fiduciary, contractual, or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries for breach of any duty (fiduciary, contractual, or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries. For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

(b)           The Company, each of its Subsidiaries hereby, to the fullest extent permitted by applicable law:

(i)                 confirms that neither the Advent Stockholders nor any of their Affiliates has any duty to the Company or any of its Subsidiaries other than the specific covenants and agreements set forth in this Agreement;

(ii)                acknowledges and agrees that (A) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and the Advent Stockholders or any of their Affiliates, on the other hand, the Advent Stockholders or any of their Affiliates (and any Advent Nominee) may act in their best interest and (B) none of the Advent Stockholders nor any of their Affiliates (or the Advent Nominee), shall be obligated (1) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a Stockholder or director, as the case may be, that prefers the interest of the Company or its Subsidiaries over the interest of such Person; and

(iii)               waives any claim or cause of action against the Advent Stockholders, the Advent Nominee, and any officer, employee, agent, or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 4.13(b)(i) or Section 4.13(b)(ii).

(c)           Each of the parties hereto agrees that the waivers, limitations, acknowledgments, and agreements set forth in this Section 4.13 shall not apply to any alleged claim or cause of action against the Advent Stockholders based upon the breach or nonperformance by the Advent Stockholders of this Agreement or any other agreement to which such Person is a party.

(d)           The provisions of this Section 4.13, to the extent that they restrict the duties and liabilities of the Advent Stockholders or the Advent Nominee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Advent Stockholders or the Advent Nominee to the fullest extent permitted by applicable law.

4.14         No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers, and remedies. No single or partial exercise of any rights, powers, or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

4.15         Costs and Expenses. Except as provided in Section 3.1, each party shall pay its own costs and expenses incurred in connection with this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith.

4.16        Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

4.17         Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

4.18         Third Party Beneficiaries. Except as provided in Section 4.13, nothing in this Agreement is intended or shall be construed to entitle any Person other than the Company and the Stockholders to any claim, cause of action, right, or remedy of any kind.

4.19         Consent to Jurisdiction. The Company and each of the Stockholders, by its, his or her execution hereof, (i) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Stockholders hereby consent, to the fullest extent permitted by law, to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.4 is reasonably calculated to give actual notice.

4.20         WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.20 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.21         Representations and Warranties. Each of the Stockholders executing this Agreement hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company on the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a)           Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted. Such Stockholder has the full power, authority, and legal right to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his, or her legal, valid and binding obligation, enforceable against it, him, or her in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally.

(b)          The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his, or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of parties who are not individuals, any provision of its organizational or constituent documents, (ii) any provision of any material agreement to which it, he, or she is a party or by which it, he, or she is bound, or (iii) any law, rule, regulation, judgment, order, or decree to which it, he, or she is subject. No notice, consent, waiver, approval, authorization, exemption, registration, license, or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery, or enforceability of this Agreement.

(c)          Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order, or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his, or her obligations hereunder. There is no pending legal action, suit, or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his, or her obligations hereunder.

(d)           If such Stockholder is an individual and married, he or she has delivered to the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex II (a “Spousal Consent”).

4.22         Consents, Approvals and Actions.

(a)           If any consent, approval, or action of the Advent Stockholders is required at any time pursuant to this Agreement, such consent, approval, or action shall be deemed given if the holders of a majority of the Shares held by the Advent Stockholders at such time provide such consent, approval, or action in writing at such time.

(b)            If any consent, approval, or action of the Iodine CEO Stockholder is required at any time pursuant to this Agreement, such consent, approval, or action shall be deemed given if the Iodine CEO Stockholder provides such consent, approval, or action in writing at such time.

(c)           If any consent, approval, or action of the Other Stockholders is required at any time pursuant to this Agreement, such consent, approval, or action shall be deemed given if the holders of a majority of the Shares held by the Other Stockholders at such time provide such consent, approval, or action in writing at such time.

(d)           If any consent, approval, or action of the Advent Stockholders, the Iodine CEO Stockholder, or the Other Stockholders is required at any time pursuant to this Agreement, such consent, approval, or action shall be deemed given if the Advent Stockholders, the Iodine CEO Stockholder, or the Other Stockholders, as applicable, fail to respond within five (5) business days of notice of the event or undertaking requiring such consent, approval, or action.

(e)           For purposes of clarity, the operation of this Section 4.22 shall not deprive the Advent Stockholders of their right to nominate a director pursuant to Section 2.2.

4.23         No Third Party Liabilities. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto, as applicable; and no past, present, or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its Investment Fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney, or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless a party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

4.24        Aggregation of Securities. All securities held by the Advent Stockholders and their Permitted Transferees shall be aggregated together for purposes of determining the rights or obligations of the Advent Stockholders, respectively, or the application of any restrictions to the Advent Stockholders, respectively, under this Agreement in which such right, obligation, or restriction is determined by any ownership threshold. The Advent Stockholders may allocate the ability to exercise any rights of the Advent Stockholders under this Agreement in any manner among the Advent Stockholders and their Permitted Transferees, respectively, that the Advent Stockholders see fit.

4.25         Independent Nature of Stockholders’ Obligations and Rights. Each Stockholder and the Company agrees that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in section 13(d)(3) of the 1934 Act). Each Stockholder agrees that, for purposes of determining beneficial ownership of such Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Shares owned by the other Stockholders (other than, in the case of the Advent Stockholders, as amongst the Advent Stockholders within such defined group as further set forth in Section 4.24), and the Company agrees to recognize such disclaimer in its 1934 Act and 1933 Act reports. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholders as, and the Company acknowledges that the Stockholders do not so constitute, a partnership, an association, a joint venture, or any other kind of group or entity, or create a presumption that the Stockholders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Stockholders are not acting in concert or as a group, and the Company shall not assert any such claim, in each case, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Stockholder to enter into this Agreement has been made by such Stockholder independently of any other Stockholder. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with such Stockholder making its investment in the Company and that no other Stockholder will be acting as agent of such Stockholder in connection with monitoring such Stockholder’s investment in the Shares or enforcing its rights under this Agreement. The Company and each Stockholder confirms that each Stockholder has had the opportunity to independently participate with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Stockholder, and was done solely for the convenience of the Company and its subsidiaries and not because the Company was required to do so by any Stockholder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Stockholder, solely, and not between the Company and the Stockholders collectively and not between and among the Stockholders.

4.26         Effectiveness. This Agreement shall become effective upon the First Effective Time (as defined in the Merger Agreement).

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

THE COMPANY:

WAYSTAR HOLDING CORP.

By:	/s/ Matthew J. Hawkins
Name:	Matthew J. Hawkins
Title:	Chief Executive Officer

[Signature Page to Stockholder and Lockup Agreement]

ADVENT STOCKHOLDERS:

AIO HOLDINGS LP

By:	Advent International, L.P.
Its:	General Partner

By:	Advent International GP, LLC
Its:	General Partner

By:	/s/ Ben Scotto
Name:	Ben Scotto
Title:	Vice President, Deputy Chief Financial Officer and Assistant Treasurer

[Signature Page to Stockholder and Lockup Agreement]

IODINE CEO STOCKHOLDER:

/s/ William Chan
William Chan

CHAN 2025 CHARITABLE REMAINDER TRUST

By:	/s/ William Chan
Name:	William Chan
Title:	Co-trustee

By:	/s/ Shelley Chan
Name:	Shelley Chan
Title:	Co-trustee

[Signature Page to Stockholder and Lockup Agreement]

OTHER STOCKHOLDERS:

BAIN CAPITAL VENTURE FUND 2016, L.P.

By:	Bain Capital Venture Partners 2016, L.P.
Its:	General Partner

By:	Bain Capital Venture Investors, LLC
Its:	General Partner

By:	/s/ Yumin Choi
Name:	Yumin Choi
Title:	Senior Advisor

BAIN CAPITAL VENTURE COINVESTMENT FUND II, L.P.

By:	Bain Capital Venture Coinvestment II Investors, LLC
Its:	General Partner

By:	Bain Capital Venture Investors, LLC
Its:	Manager

By:	/s/ Yumin Choi
Name:	Yumin Choi
Title:	Senior Advisor

BCV 2019-MD COINVESTMENT II, L.P.

By:	Bain Capital Venture Coinvestment II Investors, LLC
Its:	General Partner

By:	Bain Capital Venture Investors, LLC
Its:	Manager

By:	/s/ Yumin Choi
Name:	Yumin Choi
Title:	Senior Advisor

[Signature Page to Stockholder and Lockup Agreement]

BCIP VENTURE ASSOCIATES II, L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Yumin Choi
Name:	Yumin Choi
Title:	Authorized Signatory

BCIP VENTURE ASSOCIATES II-B, L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Yumin Choi
Name:	Yumin Choi
Title:	Authorized Signatory

[Signature Page to Stockholder and Lockup Agreement]

OTHER STOCKHOLDERS:

SILVERSMITH CAPITAL PARTNERS II-A, L.P.

By:	Silversmith Partners II GP, L.P.
Its:	General Partner

By:	Silversmith Partners II GP, LLC
Its:	General Partner

By:	/s/ Jeffrey Crisan
Name:	Jeffrey Crisan
Title:	Manager

SILVERSMITH CAPITAL PARTNERS II-B, L.P.

By:	Silversmith Partners II GP, L.P.
Its:	General Partner

By:	Silversmith Partners II GP, LLC
Its:	General Partner

By:	/s/ Jeffrey Crisan
Name:	Jeffrey Crisan
Title:	Manager

SILVERSMITH CAPITAL PARTNERS II-C, L.P.

By:	Silversmith Partners II GP, L.P.
Its:	General Partner

By:	Silversmith Partners II GP, LLC
Its:	General Partner

By:	/s/ Jeffrey Crisan
Name:	Jeffrey Crisan
Title:	Manager

[Signature Page to Stockholder and Lockup Agreement]

OTHER STOCKHOLDERS:

MICHAEL V. KADYAN TRUST UNDER AGREEMENT DATED 21ST DAY OF DECEMBER 2010

By:	/s/ Catherine E. O’Neill
Name:	Catherine E. O’Neill
Title:	Co-trustee

By:	/s/ Michael V. Kadyan
Name:	Michael V. Kadyan
Title:	Co-trustee

CATHERINE E. O’NEILL FAMILY TRUST UNDER AGREEMENT DATED 21ST DAY OF DECEMBER 2010

By:	/s/ Catherine E. O’Neill
Name:	Catherine E. O’Neill
Title:	Co-trustee

By:	/s/ Michael V. Kadyan
Name:	Michael V. Kadyan
Title:	Co-trustee

[Signature Page to Stockholder and Lockup Agreement]

FORM OF
JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholder and Lockup Agreement of Waystar Holding Corp., dated as of July 23, 2025 (as amended, restated, supplemented, or otherwise modified in accordance with the terms thereof, the “Stockholder and Lockup Agreement”) by and among Waystar Holding Corp. (the “Company”), the Advent Stockholders, the Iodine CEO Stockholder, the Other Stockholders, and the other parties thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholder and Lockup Agreement.

By executing and delivering this Joinder Agreement to the Stockholder and Lockup Agreement, the undersigned hereby adopts and approves the Stockholder and Lockup Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Shares, to become a party to, and to be bound by and comply with the provisions of, the Stockholder and Lockup Agreement applicable to a Stockholder and [an Advent Stockholder][the Iodine CEO Stockholder][an Other Stockholder] [(as [a BCV Stockholder][a Silversmith Stockholder])], respectively, in the same manner as if the undersigned were an original signatory to the Stockholder and Lockup Agreement.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholder and Lockup Agreement, it is a Permitted Transferee of [an Advent Stockholder][the Iodine CEO Stockholder][an Other Stockholder] [(as [a BCV Stockholder][a Silversmith Stockholder])] and will be the lawful record owner of ___________ shares of Common Stock of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Stockholder and Lockup Agreement, including but not limited to conveying its record and beneficial ownership of any Shares and all rights, title, and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Stockholder and Lockup Agreement.

The undersigned acknowledges and agrees that Sections 4.1, 4.6, 4.19, and 4.20 of the Stockholder and Lockup Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ____ day of ____________, _____.

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the ____ day of ____________, _____.

WAYSTAR HOLDING CORP.

By:
Name:
Title:

FORM OF
SPOUSAL CONSENT

In consideration of the execution of that certain Stockholder and Lockup Agreement of Waystar Holding Corp., dated as of July 23, 2025 (as amended, restated, supplemented, or otherwise modified in accordance with the terms thereof, the “Stockholder and Lockup Agreement”) by and among Waystar Holding Corp. (the “Company”), the Advent Stockholders, the Iodine CEO Stockholder, the Other Stockholders, and the other parties thereto, I, ______________________________, the spouse of ___________________________, who is a party to the Stockholder and Lockup Agreement, do hereby join with my spouse in executing the foregoing Stockholder and Lockup Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of Shares and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholder and Lockup Agreement.

Dated as of _______ __, ____

(Signature of Spouse)

(Print Name of Spouse)